ITEM 77C

MFS INTERMEDIATE INCOME TRUST

OCTOBER 1, 2002

1.   To elect a Board of Trustees.

William R. Gutow

               No. of Shares    % of Outstanding Shares    % of Shares Voted

Affirmative    117,558,315.135          92.819%                 98.602%

Withhold       1,666,293.278             1.316%                 1.398%

TOTAL          119,224,608.413           94.135%               100.000%


J. Atwood Ives

                   No. of Shares     % of Outstanding Shares  % of Shares Voted

Affirmative           117,519,712.456        92.789%               98.570%

Withhold                1,704,895.957          1.346%               1.430%

TOTAL                  119,224,608.413          94.135%            100.000%

Abby M. O'Neill

                    No. of Shares    % of Outstanding Shares  % of Shares Voted

Affirmative          117,462,648.296          92.744%              98.522%

Withhold               1,761,960.117           1.391%               1.478%

TOTAL                   119,224,608.413         94.135%            100.000%


Jeffrey L. Shames

                 No. of Shares      % of Outstanding Shares  % of Shares Voted

Affirmative        117,537,912.875            92.803%               98.585%

Withhold             1,686,695.538              1.332%               1.415%

TOTAL               119,224,608.413             94.135%             100.000%


2. To ratify the selection of Deloitte & Touche LLP as the independent public accountants for the current fiscal year.


               No. of Shares     % of Outstanding Shares     % of Shares Voted

Affirmative    117,397,650.334            92.692%                 98.468%

Against            759,546.332               .600%                  .637%

Abstain           1,067,411.747               .843%                  .895%

TOTAL            119,224,608.413             94.135%               100.000%




FUND TOTALS:                            SHARES

RECORD TOTAL                        126,653,072.357

VOTED SHARES                        119,224,608.413

PERCENT VOTED                                94.135%